Exhibit 99.1

ICANN Board Approves Renewal of .com Registry Agreement

RESTON, VA – June 25, 2012 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today announced that the Board of Directors of the Internet Corporation for Assigned Names and Numbers (ICANN) approved at a meeting on June 23, 2012 the renewal of Verisign’s agreement to serve as the authoritative registry operator for the .com registry for the term commencing on December 1, 2012 through November 30, 2018. The Verisign Board of Directors approved the renewal of the .com registry agreement on June 16, 2012.

The U.S. Department of Commerce (the Department) will now undertake a review of the renewal of the .com registry agreement under the terms of the Cooperative Agreement between the Department and Verisign.

“ICANN’s registry agreements impose strict performance obligations on registry operators, and in return, provide renewal rights. This encourages long-term investment in security and stability,” said Jim Bidzos, chairman and chief executive officer for Verisign. “Verisign has met the demanding performance requirements in the operation of .com, and has also invested in security and reliability enhancements such as DNSSEC and IPv6 support.”

About Verisign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect between the dots. Additional news and information about the company is available at www.VerisignInc.com.

VRSNF

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing practices including those of third-party registrars; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the uncertainty of whether Verisign will successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; the uncertainty of whether Project Apollo will achieve its stated objectives; the impact of the introduction of new gTLDs and whether our gTLD applications or the applicants’ gTLD applications for which we have contracted to provide back-end registry services will be successful; and the uncertainty of whether the .com Registry Agreement renewal will occur on or before November 30, 2012, if at all. More information about potential factors that could affect the Company’s business and financial results is included in Verisign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts

Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

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